Exhibit 1

                              DECLARATION OF TRUST
                                       OF
                             WCMA(R) TAX-EXEMPT FUND


        THE DECLARATION OF TRUST of WCMA(R) Tax-Exempt Fund is made the 30th day of August, 2002, by the parties signatory hereto.

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, the Trustees desire to form a trust under the laws of Massachusetts for the investment and reinvestment of funds contributed thereto; and

        WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

        NOW, THEREFORE, the Trustees hereby declare that they will hold in trust, all money and property contributed to the trust to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions as hereinafter set forth:

                                   ARTICLE I
                              NAME AND DEFINITIONS

        1.1. Name. The name of the trust created hereby (the "Trust") shall be "WCMA(R) Tax-Exempt Fund", and so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may conduct its activities under such other name.

        1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

        The terms "Affiliated Person", "Commission", and "Interested Person" shall have the meanings given them in the 1940 Act.

        "By-Laws" shall mean the By-Laws referred to in Section 2.6 hereof, as from time to time amended.

        "Declaration" shall mean this Declaration of Trust, as amended from time to time. References in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.



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

        "Majority Shareholder Vote" has the same meaning as the phrase "vote of a majority of the outstanding voting securities" as defined in the 1940 Act, except that such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of any particular series or class, as the context may require, and except that each Share shall have one vote for each dollar of net asset value as provided in Article VIII hereof.

        "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time, and as such Act or the rules and regulations thereunder may apply to the Trust or any series or class pursuant to any exemptive order or similar relief or interpretation issued by the Commission under such Act.

        "Person" shall mean and include individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

        "Prospectus" shall mean the currently effective Prospectus of the Trust or the applicable series or class, under the Securities Act of 1933, as amended, including the Statement of Additional Information incorporated by reference therein.

        "Shareholder Servicing Agent" shall mean a party furnishing services to the Trust pursuant to any contract in which such party undertakes to furnish such shareholder services to the Trust as the Trustees shall from time to time consider desirable and upon such terms and conditions as the Trustees may in their discretion determine.

        "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

        "Shares" shall mean the transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, when used in relation to any particular series or class of Shares established by the Trustees pursuant to Article V hereof, transferable units of interest into which such series or class of Shares shall be divided from time to time in accordance with the terms hereof. The term "Shares" includes fractions of Shares as well as whole Shares.

        "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees, including, without limitation, any and all property allocated or belonging to any series or class of Shares pursuant to Article V hereof.

        "Trustees" shall mean the signatories to the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder.



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

                                   ARTICLE II
                                    TRUSTEES

        2.1. Number and Qualification. The number of Trustees shall be fixed from time to time by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than two (expect prior to the first public offering of Shares). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term.

        2.2. Term of Office. Subject to all applicable provisions of the 1940 Act and Section 2.3 below, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided, or if sooner, until his or her death or the election and qualification of his or her successor.

        2.3. Resignation and Removal. (a) Any Trustee may resign his or her trust by an instrument in writing signed by that Trustee and delivered or mailed to the other Trustees or to any officer of the Trust, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.

        (b) Any of the Trustees may be removed at any time (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof), with or without cause, by the action of two-thirds of the remaining Trustees, specifying the date when such removal shall become effective. Any Trustee may be removed at any special meeting of the Shareholders by a vote of two-thirds of the voting power of the outstanding Shares of the Trust.

        (c) Any Trustee who has attained a mandatory retirement age or who has served to the end of his or her term of office, in each case established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees, shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy.

        (d) Any Trustee who has become incapacitated by illness or injury, as determined by a majority of the other Trustees in their reasonable judgment, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement.

        Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, that Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust, the successor Trustee or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, the Trustee's legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent required by the 1940 Act or under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee as a result of his or her death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

        Notwithstanding the foregoing, upon the resignation, retirement, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust



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

Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

        2.4. Appointment of Trustees. In case of the declination, death, resignation, retirement or removal of any of the Trustees, or in case a vacancy shall, by reason of an increase in number of Trustees, or for any other reason, exist, either (a) the remaining Trustees may fill such vacancy by appointing such other individual as they in their discretion shall see fit, or (b) at the discretion of the Trustees, the Shareholders, acting at any meeting of Shareholders, may fill such vacancy. Any such appointment shall not become effective, however, until the person appointed shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, removal or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation, removal or increase in number of Trustees. The power of appointment is subject to all applicable provisions of the 1940 Act.

        2.5. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, removal or incapacity of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4, or while any Trustee is incapacitated, the other Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration, and only such other Trustees shall be counted for the purposes of the existence of a quorum or the taking of any action to be taken by the Trustees. A written instrument certifying the existence of such vacancy or incapacity signed by a majority of the Trustees shall be conclusive evidence of the existence thereof.

        2.6. Manner of Acting; By-Laws. Except as otherwise provided herein, in the 1940 Act or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees. The Trustees may adopt and from time to time amend or repeal By-Laws not inconsistent with the Declaration for the conduct of the business of the Trust.

        2.7. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as otherwise expressly provided herein.



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

                                  ARTICLE III
                               POWERS OF TRUSTEES

        3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration.

        The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

        The enumeration of any specific power herein shall not be construed as limiting the aforesaid power or any other power of the Trustees hereunder. Such powers of the Trustees may be exercised without order of or resort to any court.

        3.2. Investments. (a) The Trustees shall have power, to:

             (i) conduct, operate and carry on the business of an investment company;

             (ii) subscribe for, invest and reinvest, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of cash and other property in securities of every nature and kind, U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, derivative instruments of every kind, "when-issued" or standby contracts, and all types of obligations or financial instruments of any kind and to hold cash or other property uninvested, and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments;

            (iii) from time to time, to change the investments in which the assets of the Trust are invested;

             (iv) to definitively interpret the investment objective, policies and limitations of the Trust or any series;

              (v) to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders; and

              (vi) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.


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

        (b) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

        (c) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property, or sell all or a portion of the Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act.

        3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine. The Trustees shall have the power to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due appointment or election and qualification.

        3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VI, VII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or Trust Property whether capital or surplus or otherwise.

        3.5. Borrow Money; Lend Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to issue notes or other instruments in connection therewith and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property, including the lending of portfolio securities.

        3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to one or more committees as they may establish and terminate from time to time, or to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem appropriate or expedient.

        3.7. Collection and Payment. Subject to Section 5.8 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise, arbitrate or abandon or adjust any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.



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

        3.8. Expenses. Subject to Section 5.8 hereof, the Trustees shall have power to incur and pay or cause to be paid any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and may reimburse themselves for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate series for their expenses and disbursements and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the assets belonging to the appropriate series prior to any rights or interests of the Shareholders thereto.

        3.9. Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals ("Contracting Party") to provide for the performance and assumption of some or all of any services, duties and responsibilities to, for or of the Trust or any series or class thereof and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities.

        The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust or any series or class thereof and/or the Trustees, and the contracts with respect thereto may contain such terms that are not inconsistent with the 1940 Act as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or, at the discretion of the Trustees, a Contracting Party, from entering into subcontractual arrangements with respect to services to be rendered hereunder.

        Subject to the provisions of the 1940 Act, the fact that:

               (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that

               (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any series or class thereof and/or the Trustees and, subject to applicable laws, shall not disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.



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

        3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, in each case with or without cause; (d) purchase, and pay for out of Trust Property, such insurance as they may deem necessary, advisable or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring present and former Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against possible tort liability and against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees and agents of the Trust; (f) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (g) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including any advisor, administrator, manager, custodian, distributor and dealer, and any other agent or independent contractor, to such extent as the Trustees shall determine; (h) guarantee indebtedness or contractual obligations of others; (i) determine and change the fiscal year of the Trust or any series thereof and the method in which its accounts shall be kept; and (j) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

        3.11. Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

                                   ARTICLE IV
          LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

        4.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder or former Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. The Trust shall indemnify and hold each Shareholder and former Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject solely by reason of his or her being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred (other than taxes payable by virtue of owning Shares) by him in connection with any such



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

claim or liability. The rights accruing to a Shareholder or former Shareholder under this Section 4.1 shall not exclude any other right to which such Shareholder or former Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder or former Shareholder in any appropriate situation even though not specifically provided herein. The Trust shall, upon request by a Shareholder or former Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the Trust. Notwithstanding any other provision of the Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Shareholder or former Shareholder of any Shares of any series other than Trust Property allocated or belonging to such series. No Trustee, officer or employee of the Trust shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such Person. All such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust save that arising from the bad faith, willful misfeasance, gross negligence or reckless disregard of the duties of any Trustee, officer or employee of the Trust. If any Shareholder, former Shareholder, Trustee, officer or employee, as such, of the Trust, is made a party to any suit or proceeding to enforce any liability in connection with Trust Property or the affairs of the Trust, he or she shall not on account thereof, be held to any personal liability except, with respect to Trustees, officers and employees of the Trust, personal liability arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard or his or her duties.

        4.2. Non-Liability of Trustees, etc. No Trustee, officer or employee of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer or employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust), or for any error of judgment or mistake of fact or law, except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

        4.3. Mandatory Indemnification.

        (a) Subject to the exceptions and limitations contained in paragraph (b) below:

            (i) every person who is or has been a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust, to the fullest extent permitted by law (including the 1940 Act) as currently in effect or as hereafter amended, against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by that individual in the settlement thereof;

           (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement or compromise, fines, penalties and other liabilities.



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

        (b) No indemnification shall be provided hereunder to a Covered Person:

            (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office;

            (ii) with respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that that individual's action was in the best interest of the Trust; or

           (iii) in the event of a settlement involving a payment by a Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) above resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:

                  (A) by vote of a majority of the Disinterested Trustees
            (as defined below) acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                  (B) by written opinion of legal counsel chosen by the
            Trustees and determined by them in their reasonable judgment to be independent.

        (c) The rights of indemnification herein provided shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall affect any rights to indemnification to which personnel, including Covered Persons, may be entitled by contract or otherwise under law.

        (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 4.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 4.3, provided that either:

           (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or legal counsel selected as provided in Section 4.3(b)(iii)(B) above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that



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

     there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

              As used in this Section 4.3 a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

        4.4. No Bond Required. No Trustee or officer shall, as such, be obligated to give any bond or security or other security for the performance of any of his or her duties hereunder.

        4.5. No Duty of Investigation; Notice in Trust Instruments, etc. Except as otherwise provided by agreement, no purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers of the Trust. Every written obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust made or issued by the Trustees or by any officers of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees and officers of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration of Trust, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders or officers of the Trust.

        4.6. Binding Action, Reliance on Experts. The exercise in good faith by the Trustees or the officers of the Trust of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees or the officers of the Trust shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee and officer of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or by any investment adviser, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

        4.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any series or class thereof would otherwise result, or if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or the amount of such remuneration.

        Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or any series or class thereof shall be subject to the right of the Shareholders under Article VIII of the Declaration to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE V
                          SHARES OF BENEFICIAL INTEREST

        5.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, par value $.10 per share, which may be divided into one or more series and classes as provided herein. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder, including, without limitation, shares issued in connection with a dividend in Shares or a split of shares, shall be fully paid and nonassessable.

        5.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust solely by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine from time to time. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.

        5.3. Trust Only. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

        5.4. Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares (including fractional Shares), in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a share dividend or a share split), including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per share as set forth in Section 7.3 hereof), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses, and may accept or reject or authorize its distributor or other agents to accept or reject any purchase order. The Trustees may from time to time divide or combine the Shares of the Trust or of any series or class into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust Property allocated or belonging to such series or class. Reductions in the number of outstanding shares may be made pursuant to the constant net asset value per share formula set forth in Section 7.3.

        5.5. Register of Shares. A register shall be kept at the Trust or any transfer agent or sub-transfer agent which shall contain the names and addresses (which may be addresses for electronic delivery) of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to that Shareholder as provided herein or in the By-Laws, until the Shareholder has given or her address to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize or direct the Trust's officers or agents to authorize, the issuance of Share certificates, and, if so issued, such certificate may be retired by the Trustees at any time. The Trustees may make, or authorize the Trust's officers or agents to make, such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares, account maintenance and transfer fees and similar matters.

        5.6. Transfer of Shares. Shares shall be transferable on the records of the Trust in accordance with policies established by or at the direction of the Trustees from time to time. Until so transferred, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder.

        5.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given (i) if mailed, postage prepaid, addressed to any Shareholder of record at the Shareholder's last known address as recorded on the register of the Trust, (ii) if sent by electronic transmission to the Shareholder of record at the Shareholder's last known address for electronic delivery as recorded on the register of the Trust, (iii) if mailed or sent by electronic delivery to one or more members of the Shareholder's household in accordance with applicable law or regulation, or (iv) if otherwise sent in accordance with applicable law or regulation.

        5.8. Series of Shares. Shares of the Trust may be divided into series, the number and relative rights, privileges and preferences of which shall be established and designated by the

Trustees, in their discretion, in accordance with the terms of this
Section 5.8. The Trustees may from time to time exercise their power to authorize the division of Shares into one or more series by establishing and designating one or more series of Shares upon and subject to the following provisions:

        (a) All Shares of the different series shall be identical (subject to such variations between classes of Shares as may be permitted hereunder) except that there may be such variations between different series as are approved by the Trustees and as are consistent with applicable law.

        (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares of any series, including outstanding Shares, unissued Shares and Shares previously issued and reacquired, into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

        (c) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No holder of Shares of any particular series shall have any claim on or right to any assets allocated or belonging to any other series of Shares. No holder of Shares of any particular series shall be entitled to participate in a derivative or class action on behalf of any other series or the Shareholders of any other series.

        (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities attributable to any other series. All Persons who have extended credit which has been allocated to a particular series, or who have a claim or contract which has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim or contract.

        (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series.

        (f) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. Subject to differences among classes, all dividends and distributions on Shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number and value of Shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of Trust Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

        (g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares of all series and classes then entitled to vote shall be voted in the aggregate, except that
(i) when required by the 1940 Act to be voted by individual series or class, Shares shall not be voted in the aggregate, and (ii) when the Trustees have determined that a matter affects only the interests of Shareholders of particular series or classes of Shares, only Shareholders of such series or classes of Shares, as applicable, shall be entitled to vote thereon.

        5.9. Classes of Shares. The Trustees may, in their discretion, authorize the division of Shares of the Trust (or any series of the Trust) into one or more classes, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, in accordance with the terms of the 1940 Act. The number of Shares of each class that may be issued is unlimited, and the Trustees may classify or reclassify any Shares of any class, including outstanding Shares, into one or more classes that may be established and designated from time to time. All Shares of a class shall be identical with each other and with the Shares of each other class of the Trust or the same series of the Trust (as applicable), except for such variations between classes as may be approved by the Trustees and not prohibited by the 1940 Act.

        5.10. Series and Class Designations. The establishment and designation of any series or class of Shares shall be effective (a) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class,
(b) upon the vote of a majority of the Trustees as set forth in an instrument executed by an officer of the Trust, or (c) at such other time as the instrument referred to in the foregoing clause (a) or the vote referred to in the foregoing clause (b) may provide. The Trustees may at any time by an instrument executed by a majority of their number abolish any series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to the Declaration.

        The instrument designating the series of Shares existing as of the date hereof is attached as Appendix A hereto.

        The instrument designating the classes, if any, of Shares of each series existing as of the date hereof is attached as Appendix B hereto.

                                   ARTICLE VI
                                   REDEMPTION

        6.1. Redemptions. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VI. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per share determined by the application of a formula adopted for such purpose by the Trustees (which formula shall be consistent with the 1940 Act); provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Trust at the time of the purchase or redemption and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, including redemption fees and sales charges, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable series from time to time.

        Subject to Section 6.2 hereof, payment for said Shares shall be made to the Shareholder in cash or in property at such time and in such manner not inconsistent with the 1940 Act or other applicable law. Except as expressly determined by the Trustees, Shareholders shall not have the right to have Shares redeemed in-kind.

        6.2. Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds of any series or class as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trust shall specify, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw the Shareholder's request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

        6.3. Redemption of Shares; Disclosure of Holding. The Trustees may, in their discretion, require the Trust to redeem Shares held by any Shareholder at any time and for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any series has or may become concentrated in a Shareholder to an extent that would disqualify that series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to that Shareholder, (iv) the value of a Shareholder's Shares being less than a minimum amount established from time to time by the Trustees, (v) failure of a Shareholder to meet or maintain the qualifications for ownership of a particular class of Shares, or
(vi) the determination by the Trustees or pursuant to policies adopted by the Trustees that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable series or class.
The redemption shall be effected at the redemption price and in the manner provided in Section 6.1 hereof.

        The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute), or to comply with the requirements of any other law or regulation, and ownership of Shares may be disclosed by the Trust if so required by law or regulation.

        6.4. Redemptions Pursuant to Constant Net Asset Value Formula. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of
Section 7.3.

                                  ARTICLE VII
         DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

        7.1. Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

        7.2. Distributions to Shareholders. The Trustees may from time to time distribute ratably among the Shareholders of each Series or class such proportion of the net profits, surplus (including paid-in surplus) capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

        Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

        7.3. Constant Net Asset Value; Reduction of Outstanding Shares. The Trustees may determine to maintain the net asset value per Share of any series at a designated constant dollar amount and in connection therewith may reduce the number of outstanding Shares of the series by reducing the number of Shares in the account of each Shareholder on a pro rata basis, so as to maintain the net asset value per Share of such series at a constant dollar amount.

        7.4. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                  ARTICLE VIII
                                  SHAREHOLDERS

        8.1. Voting Powers. The Shareholders shall have power to vote only (a) for the election of Trustees when that issue is submitted to Shareholders, and for the removal of Trustees as provided in Section 2.3 hereof, (b) with respect to action on a contract as to which shareholder approval is required by the 1940 Act, (c) with respect to termination of the Trust or any series or class to the extent and as provided in Section 9.2 hereof, (d) with respect to the amendment of the Declaration to the extent and as provided in Section 9.3 hereof, (e) with respect to the merger, reorganization, consolidation or sale of assets to the extent and as provided in Section 9.4 hereof, (f) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (g) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any other regulator having jurisdiction over the Trust, or as the Trustees may consider necessary or desirable.

        A Shareholder of each series or class shall be entitled to one vote for each dollar of net asset value (number of Shares owned times net asset value per Share) of such series or class owned by such Shareholder, on each matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote, except that the Trustees may, in conjunction with the establishment of any series or class of Shares (but subject to applicable law), establish conditions under which the several series or classes shall have separate or no voting rights. Shares held in the treasury of the Trust shall not be voted.

        Except when a larger vote is required by applicable law or by any provision of the Declaration or the By-Laws, if any, Shares entitled to vote and representing a majority of the voting power of the Shares voted on the matter in person or by proxy shall decide any matter and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration requires that the holders of any series or class shall vote as a series or class, then Shares representing a majority of the voting power of the Shares of that series or class entitled to vote and voted on the matter shall decide that matter insofar as that series or class is concerned.

        Shares of all series shall be voted in the aggregate on any matter submitted to a vote of the Shareholders of the Trust except as otherwise provided in this Declaration or by applicable law. There shall be no cumulative voting in the election of Trustees. Until Shares are issued and during any period when no Shares are outstanding, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. At any meeting of Shareholders of the Trust or any series or class of the Trust, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for quorum purposes.

        The Trustees or officers of the Trust, in their sole discretion, may determine whether or not a shareholder proposal should be presented at any meeting of the Trust. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

                                   ARTICLE IX
            DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

        9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

        9.2. Termination.

        (a) The Trust may be terminated at any time (i) by a Majority Shareholder Vote of the holders of its Shares, or (ii) by the Trustees. Any series of the Trust, or any class of any series, may be terminated at any time
(i) by a Majority Shareholder Vote of the holders of Shares of that series or class, or (ii) by the Trustees. Upon the termination of the Trust or any series of the Trust:

          (i) The Trust or series of the Trust shall carry on no business except for the purpose of winding up its affairs;

          (ii) The Trustees shall proceed to wind up the affairs of the Trust or series of the Trust and all the powers of the Trustees under the Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or series of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property of the series to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property of the series, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the Trust or the series according to their respective rights.

The foregoing provisions shall also apply mutatis mutandis to the termination of any class.

        (b) After termination of the Trust or series or class and distribution to the Shareholders of the Trust or series or class as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or series or class, and the rights and interests of all Shareholders of the Trust or series or class shall thereupon cease.

        9.3. Amendment Procedure.

        (a) Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement the Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration. Without limiting the foregoing power reserved to the Trustees, the Trustees may, without any Shareholder vote, amend the Declaration to designate or redesignate series or classes, to change the name or principal office or agent of the Trust, to supply any omission, to cure any ambiguity, or to cure, correct or supplement any provision which is internally inconsistent with any other provision hereof, or if they deem it necessary or advisable, to conform the Declaration to the requirements of applicable law, including the 1940 Act and the Internal Revenue Code of 1986, as amended, and applicable regulations, in order that the Trust may obtain the most favorable treatment thereunder available to regulated investment companies, but the Trustees shall not be liable for failing to do so. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted hereunder; (ii) any amendment to this Section; (iii) any amendment as may be required by law, or by the Trust's registration statement, to be approved by Shareholders; and (iv) any amendment submitted to them by the Trustees. Any amendment on which Shareholders have the right to vote shall require a Majority Shareholder Vote of the Shareholders of the Trust, or the written consent, without a meeting, of the holders of not less than a majority of the voting power of the Shares of the Trust. Notwithstanding the foregoing, if the Trustees shall determine that any amendment required or permitted to be submitted to Shareholders would affect only the interest of Shareholders of particular series or classes of Shares, then only Shareholders of such series or classes, as applicable, shall be entitled to vote thereon, and no vote of Shareholders of any other series or classes shall be required.

        (b) Nothing contained in the Declaration shall permit the amendment of the Declaration to impair the exemption from personal liability or limit the rights to indemnification provided in Section 4.3 of the present or former Shareholders, Trustees or officers of the Trust.

        (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders (if applicable) or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

        (d) Notwithstanding any other provision hereof, until such time as Shares of a particular series or class are first issued the Declaration may be terminated or amended in any respect as to that series or class, and as to any series or class in which Shares are not outstanding, by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

        9.4. Merger, Consolidation and Sale of Assets. The Trustees may cause the Trust or any one or more series thereof to merge or consolidate with any other corporation, association, trust or other organization, or series thereof, or the Trustees may sell, convey and transfer all or substantially all of the assets of the Trust, or the assets belonging to any one or more series, to another trust or series thereof, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another series of the Trust, Shares of such other series) with such transfer being made subject to, or with the assumption by the transferee of, all or substantially all of the liabilities belonging to each series the assets of which are so transferred; provided, however, that if shareholder approval is required by the 1940 Act, no such merger or consolidation shall take place, and no assets belonging to the Trust or any particular series shall be so transferred unless the terms of such merger, consolidation or transfer shall have first been approved at a meeting called for the purpose by Majority Shareholder Vote of the Trust or that series as the case may be. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have been so transferred) among the Shareholders of the series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated. The foregoing provisions shall not apply to any transfer made pursuant to Section (c) hereof.

        The foregoing provisions shall also apply mutatis mutandis to the sale or transfer of the assets of any class or the reorganization of any class.

                                   ARTICLE X
                                  MISCELLANEOUS

        10.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate, provided that the failure to so file shall not invalidate this instrument or any properly authorized amendment hereto. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by an officer or a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some other time for the effectiveness of such amendment, such amendment shall be effective upon its adoption. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

        10.2. Principal Place of Business. The principal place of business of the Trust is 800 Scudders Mill Road, Plainsboro, New Jersey 08536 as the same may be changed from time to time by the Trustees.

        10.3. Resident Agent. The Trustees may appoint from time to time a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 101 Federal Street, Boston, Massachusetts 02110, as such address may change from time to time.

        10.4. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, governed in accordance with Chapter 182 of the General Laws of the Commonwealth of Massachusetts.

        10.5. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

        10.6. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be an officer or a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

        10.7. Provisions in Conflict with Law or Regulations.

        (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

        (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

        IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first written above.




                              /s/ PHILLIP S. GILLESPIE
                              ------------------------------------
                              Phillip S. Gillespie, as Trustee
                              and not individually

                              800 Scudders Mill Road
                              Plainsboro, NJ 08536




                              /s/ SUSAN B. BAKER
                              -----------------------------------
                              Susan B. Baker, as Trustee
                              and not individually

                              800 Scudders Mill Road
                              Plainsboro, NJ 08536




                              /s/ BRADLEY J. LUCIDO
                              -----------------------------------
                              Bradley J. Lucido, as Trustee
                              and not individually

                              800 Scudders Mill Road
                              Plainsboro, NJ 08536

                                                        Appendix A
                                                        -------- -

                                Establishment and
                       Designation of Series of Shares of
                               Beneficial Interest

        The Trustees of the Trust, acting pursuant to the Trust's Declaration, hereby establish and designate one series (the "Fund") of Shares of Beneficial Interest, as listed below.

        1. The Fund is WCMA Tax-Exempt Fund.

        2. The Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each Share of the Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of the Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Article VIII of the Trust's Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 5.8 of the Declaration. The proceeds of sales of Shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

        3. Only persons meeting the qualifications for investment in the Series as set forth in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund shall be entitled to purchase and continue to hold Shares of the Fund.

        4. Shareholders of the Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.

        5. The assets and liabilities of the Trust shall be allocated among the Fund and any series of the Trust designated in the future as set forth in
Section 5.8 of the Declaration.

        6. Subject to the provisions of Section 5.8 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund, or otherwise to change the special and relative rights of the Fund.

        7. The Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund.

        IN WITNESS WHEREOF, the undersigned have executed this instrument as of August 30, 2002.




                              /s/ PHILLIP S. GILLESPIE
                              ------------------------------------
                              Phillip S. Gillespie, as Trustee
                              and not individually


                              /s/  SUSAN B. BAKER
                              ------------------------------------
                              Susan B. Baker, as Trustee
                              and not individually


                              /s/ BRADLEY J. LUCIDO
                              -------------------------------------
                              Bradley J. Lucido, as Trustee
                              and not individually

                                                              Appendix B
                                                              -------- -


                          Establishment and Designation
                                   of Classes

        Pursuant to Section 5.10 of the Declaration, the Trustees have divided the Shares of the series of the Trust to create the classes of Shares, within the meaning of Section 5.10, listed below.

        1. The classes of Shares of the series of the Trust are designated "Class 1 Shares," "Class 2 Shares," "Class 3 Shares," and "Class 4 Shares."

        2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.

        3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature (including any monthly automatic conversion feature), the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications for investment or continued holding of Shares of such class, shall be as determined from time to time by the Trustees of the Trust in accordance with the Declaration as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

        4. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class.

        5. Subject to the provisions of Section 5.9 of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to establish and designate additional classes of Shares and to classify or reclassify Shares of any class into one or more classes that may be established and designated from time to time.

        IN WITNESS WHEREOF, the undersigned have executed this instrument as of August 30, 2002.


                              /s/ PHILLIP S. GILLESPIE
                              ------------------------------------
                              Phillip S. Gillespie, as Trustee
                              and not individually


                              /s/  SUSAN B. BAKER
                              ------------------------------------
                              Susan B. Baker, as Trustee
                              and not individually


                              /s/ BRADLEY J. LUCIDO
                              -------------------------------------
                              Bradley J. Lucido, as Trustee
                              and not individually